UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934

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IRONCLAD PERFORMANCE WEAR CORPORATION

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Ironclad Performance Wear Further Postpones 2017 Annual Meeting of Stockholders

FARMERS BRANCH, TX – July 25, 2017 – Ironclad Performance Wear Corporation (ICPW:OTCPink), the recognized leader in high-performance task-specific work gloves, announced today that it has further postponed its 2017 Annual Meeting of Stockholders which was scheduled to be held on July 26, 2017.

The new Annual Meeting date is Wednesday, August 23, 2017. The Annual Meeting will be held at 10:00 a.m. Central Time at the Company’s offices, located at 1920 Hutton Court, Suite 300, Farmers Branch, TX 75234. The record date for the Annual Meeting will remain May 4, 2017.

As disclosed in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2017, Ironclad’s Audit Committee concluded that disclosure should be made and action taken to prevent further reliance on its financial statements as of and for the fiscal years ended December 31, 2016 and 2015, and as of and for the fiscal quarters ended March 31, 2017 and March 31, June 30 and September 30, 2016. The Audit Committee based its conclusion on the preliminary results of an investigation commenced during the second quarter of fiscal 2017, after the Company received anonymous reports regarding potential accounting irregularities relating to certain sale transactions.

In light of the foregoing, the resignation of Jeffrey D. Cordes as Ironclad’s Chief Executive Officer and a member of its Board of Directors, and the resignation of William Aisenberg as its Executive Vice President, Chief Financial Officer and Secretary, the Board postponed the Annual Meeting to Wednesday, August 23, 2017, at 10:00 a.m. Central Time, to provide stockholders with additional time to consider and vote on a revised slate of nominees for election to the Board which excludes Mr. Cordes but includes the other four individuals previously nominated by the Board (namely Michael A. DiGregorio, David Jacobs, Emmett M. Murphy and Robert J. Steckler).

Ironclad’s Board also withdrew its recommendation that stockholders vote in favor of the non-binding resolution approving executive compensation as disclosed in the proxy statement previously distributed for the Annual Meeting, and in place thereof makes no recommendation regarding such proposal as the Audit Committee has not concluded its investigation regarding the matters underlying the Audit Committee’s determination that action should be taken to prevent further reliance on the financial statements listed above.

Ironclad will distribute to its stockholders of record as of May 4, 2017, a supplement to its proxy statement for the Annual Meeting and a new proxy card appointing Geoffrey Greulich, the Company’s Chief Executive Officer, and James McAlister, the Company’s Chief Financial Officer and Secretary, as proxies for signatories to the new proxy card. Such stockholders are encouraged to complete, sign, date and return the new proxy card once received to ensure that their shares are represented at the Annual Meeting. Any proxy cards previously received by the Company will be disregarded for purposes of determining the number of votes cast for each proposal described in the proxy statement and supplemental proxy materials. Furthermore, stockholders will need to submit the new proxy card even if their vote has not changed with respect to the proposals submitted to a vote of stockholders at the Annual Meeting.

About Ironclad Performance Wear Corporation

Ironclad Performance Wear is a leader in high-performance task-specific work gloves. It created the performance work glove category in 1998, and continues to leverage its leadership position in the safety, construction and industrial markets through the design, development and distribution of specialized task-specific gloves for industries such as oil & gas extraction; automotive; and police, fire, first-responder and military. Ironclad engineers and manufactures its products with a focus on innovation, design, advanced material science and durability. Ironclad's gloves are available through industrial suppliers, hardware stores, home centers, lumber yards, and sporting goods retailers nationwide; and through authorized distributors in North America, Europe, Australia, Middle East, Asia and South America.

Contact

James McAlister, CFO

(972) 996-5664